Exhibit 2.2
                                    AGREEMENT

 Dated as of:  October 31, 2001

 Between:      Genesis Capital Corporation, a Nevada corporation; ("Genesis")

 And:          National Residential Properties, Inc, ("National").

          WHEREAS, National and Senior Adult Lifestyle, Inc., a Nevada corporation ("Senior"), which is a subsidiary of Genesis, entered into an Agreement dated October 30, 2001, a copy of which is attached hereto as Exhibit "A," whereby National assigned to Senior its rights in and to those certain Land Sate Contracts described in said Exhibit "A" and Senior assumed all of National's obligations under the Land Sale Contracts;

          WHEREAS, pursuant to said Exhibit "A" National executed in favor of Senior a Statutory Form Warranty Deed dated October 31,
 2001, regarding the real property described in said Exhibit "A";

          WHEREAS, Genesis desires to compensate National for the above described assignment and conveyance to Senior.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed as follows:

          1. Genesis shall pay to National the sum of $2,000,000.00, which shall be paid to National in common stock of Genesis in the aggregate amount of 2,000,000 shares ("Genesis Shares"). The number of Genesis Shares to be issued hereunder is valued by the parties at $.10 per share.

          2. At the earlier of (a) the expiration of three (3) years from the data of this Agreement or (b) at the time that National has sold all of the Genesis Shares, if the gross sales proceeds realized by National from the sale of the Genesis Shares is less than $ 2,000,000.00, Genesis shall issue to National such additional shares of Genesis common stock ("Additional Genesis Shares") in an amount based on the closing bid price as quoted on the OTC Bulletin Board on the day before the date of such additional share issuance so as to make up the difference between said gross sales proceeds and $2,000.00.00. Notwithstanding anything to the contrary in this
 Section 2, National shall have the obligation to sell the Genesis Shares in arm's length market transactions on the OTC Bulletin Board through broker-dealers at the market price of Genesis common stock prevailing from time-to-time, which transactions comply with the requirements of paragraphs (f) ("Manner of Sale") and (g) ("Brokers' Transactions") of Securities and Exchange Commission Rule 144.

          3. National acknowledges that the Genesis Shares and the Additional Genesis Shares to be issued hereunder are characterized as "restricted securities" under the Securities Act of 1933 and that consequently the transferability and resale of the Genesis Shares and the Additional Genesis Shares will be limited. National understands that the certificates evidencing the Genesis Shares and the Additional Genesis Shares will hear a legend is substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR ANY STATE SECURITIES LAW. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE, OFFER, TRANSFER, PLEDGE OR HYPOTHECATION.

          4. This Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date fast above written.

          GENESIS CAPITAL CORPORATION OF NEVADA

          By:/s/Richard Astrom
             ----------------------------------
          Name:  Richard Astrom
               --------------------------------
          Title:  President
                -------------------------------

          NATIONAL RESIDENTIAL PROPERTIES, INC.

          By:/s/Richard Astrom
             ----------------------------------
          Name:  Richard Astrom
               --------------------------------
          Title:  President
                -------------------------------

                                    AGREEMENT

THIS AGREEMENT ("Agreement") made and entered this 30th day of October 2001, by and between SENIOR ADULT LIFESTYLE,1NC., a Nevada corporation having an office in the State of Florida ("Lifestyle") and NATIONAL RESIDENTIAL PROPERTIES, INC., a Nevada corporation having an office is the State of Florida ("NRFS"),

                                   WITNESSETH:

          WHEREAS, by agreement dated May 4, 2401 ("Agreement"), a copy of which is attached. hereto and labeled Schedule A, Connecticut Acquisition Core. No. 1 ("Connecticut Acquisition") entered into an agreement with various entities in which a parcel of and in Hebron, Connecticut was to be transferred to Connecticut Acquisition; and

          WHEREAS, certain contracts to purchase land ("Land Contracts") were to be assigned to Connecticut Acquisition; and

          WHEREAS, Connecticut Acquisition has merged into NRES; and

          WHEREAS, the Land Contracts to be assigned are set forth in the Agreement; and

          WHEREAS, the Land Contracts were assigned to Connecticut Acquisition (now NRES3; and

          WHEREAS, NRES desires to assign its rights and responsibilities under the Agreement and its rights in and to the Land Contracts to Lifestyle; and

          WHEREAS, Lifestyle agrees to accept the assignments.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

          1. Lifestyle agrees to assume all obligations of Connecticut Acquisition (now NRES) under the Agreement, and therefore, Senior Adult shall be liable to all parties to the Agreement as if Senior Adult was an original obligor of the Agreement.

          2. NRES hereby assigns to Senior Adult all of its rights under the Agreement and hereby assigns to Senior Adult all of the Land Contracts which were previously assigned to Connecticut Acquisition.

          3. Senior Adult represents to NRES that the officers of Senior Adult are the same as the officers of NRES, which is a requirement for the assignment of the Land Contracts without the need to receive consent from any other parties to the land Contracts.

          4. Senior Adult acknowledges that any other patty to the Agreement shall have the right to enforce the Agreement against Senior Adult to the same extent as the Agreement weld have been forced against Connecticut Acquisition as originally written.

          IN WITNESS WHEREOF, the patties have hereunto set their hands and seals as of the day and year first above written.

          Signed, sealed and delivered in the presence of:

                                        CONNECTICUT ACQUISITION CORP. NO. 1, INC

/s/Miriam Padilla                       BY:/s/Richard Astrom
------------------------------------       ------------------------------------
Miriam Padilla                             Richard Astrom, president

/s/Patrica Gutierrez
------------------------------------
Patrica Gutierrez

                                        SENIOR ADULT LIFESTYLE, INC.

/s/Miriam Padilla                       BY:/s/Richard Astrom
------------------------------------       ------------------------------------
Miriam Padilla                             Richard Astrom, president

/s/Patrica Gutierrez
------------------------------------
Patrica Gutierrez

                                     CONSENT

            The undersigned hereby consent to the Agreement and to the assignment and transfer set forth therein to Senior Adult Lifestyles, Inc.

                                           LOVELAND HILLS, LLC

/s/ Leonard Jacobs                         BY:  Nathan Kahn
------------------------------------       ------------------------------------

------------------------------------

                                           CONNECTICUT ADULT CONDOMINIUMS, LLC

/s/ Leonard Jacobs                         BY:  Nathan Kahn
------------------------------------       ------------------------------------

------------------------------------

                                           ECHO LAKE, WATERTOWN, LLC

/s/ Leonard Jacobs                         BY: /s/ Nathan Kahn
------------------------------------       ------------------------------------

------------------------------------

                                           CARLSON FARMS, NEW MILFORD, LLC

/s/ Leonard Jacobs                         BY: /s/ Nathan Kahn
------------------------------------       ------------------------------------

------------------------------------

                                           COLEMAN FARMS, EAST WINDSOR, LLC

/s/ Leonard Jacobs                         BY:  /s/ Nathan Kahn
------------------------------------       ------------------------------------

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                                       3

                          STATUTORY FORM WARRANTY DEED

IT, NATIONAL RESIDENTIAL PROPERTIES, INC. a Nevada corporation with an office in the State of Florida CONSIDERATION PAID grants to SENIOR ADULT LIFESTYLE, INC., a Nevada corporation having an office in the State of Connecticut, with WARRANTY COVENANTS that certain piece or parcel of land on Loveland Hills Road in the Town of Hebron, County of Tolland and State of Connecticut, being more particularly described on Schedule A attached hereto and made a part hereof.

         The Premises are conveyed subject to two mortgages which the Grantee herein assumes and agrees to pay.

         The Premises are subject to taxes due to the Town of Hebron on the List of October 1, 2001, and Connecticut Acquisition Corp. No. 1, Inc. herein assumes and agrees to pay as part consideration for this conveyance.

Dated this 30 day of October, 2001.
          ----

Witnesses:

                                           National Properties, Inc.

/s/Miriam Padella                          By: /s/Richard Astrom
------------------------------------       ------------------------------------
Miriam Padella                             Richard Astrom, Its President


/s/Ben Kaplan
------------------------------------
Ben Kaplan







STATE OF FLORIDA           )
                           SS.              October 30, 2001
COUNTY OF DADE MIAMI       )



         Personally appeared Richard Astrom as aforesaid, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed of said corporation, before me.

                                            Patricia Gutierrez
                                            ------------------------


                                            Patricia Gutierrez
                                            Notary Public, State of Florida
                                            My Comm. Exp. Dec. 19, 2003
                                            Comm. No. CC 898915

                                   SCHEDULE A


A certain piece or parcel of land with all improvements thereon and appurtenances thereto, situated on the westerly side of Loveland Road in the Town of Hebron. County of Tolland and State of Connecticut, and being shown and designated as "AREA 44.08 acres" on a certain map or plan entitled "Boundary Survey Property of ROBERT TUPPER Loveland Road Hebron, Conn. Scale 1" = 100' Aug. 31, 1972 Class A-2 Map Certified Substantially Correct Frederick M. Hayes L.S. Conn. Lic. No. 8164 Frederick M. Hayes Assoc. Route 66 Marlborough, Connecticut, which map is on file in the Town Clerk's Office in the Town of Hebron to which reference may be had.

Said premises are further bounded and described as follows:

Commencing at a point in the westerly street line of Loveland Road, which point marks the southeasterly comer of land now or formerly of Leno & Phylis Petrolito and the northeasterly coma of subject premises.

Thence proceeding S 16(degree) 44' 3T" E along Loveland Road a distance of
138.52 feet to a point marked by a fence post;

Thence proceeding S 10(degree) 31' 49" E along Loveland Road a distance of 50.85 feet to a point;

Thence proceeding S 02(degree)55' 57" E along Loveland Road a distance of 477.29 feet to a point;

Thence proceeding S 20(degree) 23' 26" W along Lowland Road a distance of 28.23 feet to a point;

Thence proceeding S 01(degree) 14' 51" E along Loveland Road a distance of
519.91 feet to a point which point marks the northeasterly corner of land now or formerly of Lucius Robinson Sr. and the southeasterly corner of subject premises;

Thence proceeding N 85(degree) 13' 10" W along said land now or formerly of Robinson a distance of 973.28 feet to a point marked by a fence post;

Thence proceeding N 89(degree)39' 42" W a distance of 350.44 feet to a point;

Thence proceeding N 02(degree)90' 54" E along land now or formerly of Jones-Keefe Post 95 Inc. American Legion a distance of 251.18 feet to a point;

Thence proceeding N 87(degree) 19' 06" W along said land now or formerly of Jones-Keefe Post 95 Inc. American Legion a distance of 427.98 feet to a point which point marks the southwesterly corner of subject premises;

Thence proceeding N 02(degree) 08' 27" E along land now or formerly of Stephen Griffing a distance of 954.03 Feet to a point, which point marks the northeasterly corner of said land now or formerly of Griffing and the northwesterly corner of said premises.

Thence proceeding S 87(degree)10' 18" E along land now or formerly of Bolton Associates a distance of 679.16 feet to a point;

Thence proceeding S 77(degree)08' 43" E along said land now or formerly of Bolton Associates a distance of 64.84 feet to a point;

Thence proceeding S 84(degree)55' 12" E along said land now or formerly of Bolton Associates a distance of 261.60 feet to a point;

Thence proceeding 6 N 89(degree) 24' 14" E along said land now or formerly of Leno & Phylis Petrolito a distance of 140.65 feet to a point;

Thence proceeding S 86(degree) 10' 10" E along said land now or formerly of Leno & Phylis Petrolito a distance of 483.25 feet to the point or place of beginning.

Said premises contain 44.08 acres by estimation.